First Quarter 2017 Financial Highlights April 26, 2017 (STT: NYSE) Exhibit 99.3

1 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its first quarter 2017 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of April 26, 2017, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation is presented on an operating-basis, a non-GAAP presentation, unless stated otherwise. Refer to the Appendix for explanations of our non- GAAP financial measures, including changes made to our operating-basis presentation in 1Q17, and to the Addendum for reconciliations of our operating-basis financial information. Preface and forward-looking statements

Summary of GAAP & Operating-basis Results

$ in millions, except per share data	GAAP-basis			% Change		Operating-basis			% Change	
	1Q16	4Q16	1Q17	4Q16	1Q16	1Q16	4Q16	1Q17	4Q16	1Q16
Revenue:										
Servicing fees	$ 1,242	$ 1,289	$ 1,296	1%	4%	$ 1,242	$ 1,289	$ 1,296	1%	4%
Management fees	270	361	382	6	41	270	361	382	6	41
FX Trading	156	182	164	(10)	5	156	182	164	(10)	5
Brokerage & Other Trading	116	111	111	-	(4)	116	111	111	-	(4)
Trading services	272	293	275	(6)	1	272	293	275	(6)	1
Securities finance revenue	134	136	133	(2)	(1)	134	136	133	(2)	(1)
Processing fee and other[1]	52	(65)	112	nm	115	115	121	182	50	58
Total fee revenue[1]	1,970	2,014	2,198	9	12	2,033	2,200	2,268	3	12
Net Interest Income (NII)[2]	512	514	510	(1)	(0)	539	547	553	1	3
Net gain/(loss) related to investment securities	2	2	(40)	nm	nm	2	2	(40)	nm	nm
Total revenue	2,484	2,530	2,668	5	7	2,574	2,749	2,781	1	8
Provision for Loan Losses	4	2	(2)	nm	nm	4	2	(2)	nm	nm
Expenses:										
Compensation and employee benefits	1,107	1,244	1,166	(6)	5	1,104	1,246	1,166	(6)	6
Information systems and communications	272	278	287	3	6	272	278	287	3	6
Transaction processing services	200	199	197	(1)	(2)	200	199	197	(1)	(2)
Occupancy	113	109	110	1	(3)	113	109	110	1	(3)
Acquisition and restructuring costs	104	43	29	(33)	(72)	-	-	-	nm	nm
Other	254	310	297	(4)	17	254	311	297	(5)	17
Total expenses	2,050	2,183	2,086	(4)	2	1,943	2,143	2,057	(4)	6
Income before income tax expenses	430	345	584	69	36	627	604	726	20	16
Income tax expense (benefit)	62	(248)	82	nm	32	182	(9)	202	nm	11
Net income	$ 368	$ 593	**$ 502**	**(15)**	**36**	$ 445	$ 613	**$ 524**	**(15)**	**18**
Diluted Earnings per share (EPS)	$ 0.79	$ 1.43	**$ 1.15**	**(20)**	**46**	$ 0.98	$ 1.48	**$ 1.21**	**(18)**	**23**
Return on average common equity (ROE)	6.8%	12.1%	**9.9%**			8.4%	12.5%	**10.4%**		
Pre-tax operating margin	17.3%	13.6%	**21.9%**			24.4%	22.0%	**26.1%**		
Effective tax rate	14.4%	(72.3%)	**14.0%**			29.1%	(1.5%)	**27.8%**		

nm Not meaningful

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET.

2

3 Progress on strategic priorities supported strong start to 2017 Results driven by strength in equity markets, installation of new business wins, strong ETF flows and State Street Beacon: Business momentum in asset servicing and asset management continued, driving strong fee revenue Net interest income and net interest margin benefitted from higher U.S. market interest rates and disciplined liability pricing State Street Beacon contributed to continued expense control, enhanced client solutions, reduced operational risks and improved operations Generated strong positive fee operating leverage from 1Q16 Maintained a high quality balance sheet and strong capital ratios and returns Outlook for rest of 2017 improved modestly and is within previously disclosed ranges Strategy for long-term growth fueled by State Street Beacon and The Way Ahead 1Q17 Highlights Operating-Basis (Non-GAAP)

Progress on strategic priorities in 1Q17

Operating-Basis (Non-GAAP)

Drive growth from the core franchise

- Strong AUCA growth (total 11%) from 1Q16 in the Americas (9%) with particular strength in EMEA (16%)
- New business wins of ~$110B in AUCA reflect mandates from clients globally
- Pipeline of AUCA that has been won but not yet installed is ~$375B going into 2Q17
- AUM growth of 12% from 1Q16, driven by the acquired GEAM operations, momentum in ETF flows and higher markets

Advance our digital leadership through State Street Beacon

- Driving adoption of accounting technology: providing quicker NAV delivery by 20-30 minutes and improved working models
- Investing in client-centric design, engaging our clients to innovate, design and prototype solutions
- Progressing on innovative solutions to address client needs, e.g., SEC Modernization, Liquidity
- Investing to enhance our DataGX and analytic solutions:
  - Example: Enhanced Asset Owner Strategy to support asset owners' evolving model

Continue to invest in new products and solutions

- Launched the distribution of the GX Private Equity Index to ~300 global asset management clients
- Launched a new set of analytical tools aimed at helping investors tackle Environmental, Social and Governance (ESG) exposure
- Piloting new mobile innovation for risk managers to stay ahead of risks
- Participated in a test of the first working blockchain solution for syndicated loan servicing as part of R3 consortium

Achieve our financial goals

- EPS increased 23% from 1Q16[1]
- ROE increased 200bps from 1Q16[1]
- Generated ~570bps of positive fee operating leverage and operating leverage of ~220bps from 1Q16
- Acquired ~$523M of our common stock. $227M remaining under our June 2016 common stock purchase program[2] authorizing the purchase of up to $1.4B through June 30, 2017
- Declared a common stock dividend of $0.38 per share

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET

4

Results driven by strength in equity markets, strong client flows and State Street Beacon

Operating-Basis (Non-GAAP)

Diluted Earnings per Share (EPS)

($)



+23%
0.98
1.46
1.35
1.48
1.21
1Q16
2Q16
3Q16
4Q16
1Q17

Return on Average Common Equity (ROE)

(%)



+200bps
8.4
12.3
11.1
12.5
10.4
1Q16
2Q16
3Q16
4Q16
1Q17

1Q17 operating-basis (non-GAAP) financial highlights:

- **EPS growth of 23%** compared to 1Q16, driven by strong fee revenue growth from higher equity markets, new business wins, as well as savings associated with State Street Beacon
- **Generated positive fee operating leverage of ~570bps** compared to 1Q16, with 87bps driven by the impact of the acquired GEAM business and 147bps driven by the sale of the BFDS/IFDS UK joint venture interests
- **Continued to drive ROE** through stronger earnings and capital return through stock repurchases and dividend payouts

1Q17 notable items:

- After-tax gains related to the sale of the BFDS/IFDS UK joint venture interests of $31M, or +$0.08 per share[1]
- After-tax losses related to investment portfolio rebalancing of $32M, or -$0.08 per share
- Seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes of $154M, or $0.34 per share (up from $122M, or $0.25 per share in 1Q16)

Refer to the Appendix included with this presentation for footnote 1.

STATE STREET.

5

6 Business momentum continues Assets Under Custody and Administration (AUCA) $ in trillions Assets Under Management (AUM) $ in billions • Increased 12% from 1Q16 primarily reflecting: − 11% growth from market appreciation − 2% growth from the acquired GEAM business and ETF inflows, offset by thinner-margin institutional outflows − (1%) decline from FX translation 28.829.227.826.9 29.8 2Q16 1Q16 +4% +11% 1Q17 4Q16 3Q16 2,468,446 2,3012,296 2,561 4Q16 3Q16 2Q16 1Q16 4% +12% 1Q17 • Increased 11% from 1Q16 primarily reflecting: − Growth from market appreciation − Growth in US from asset manager and ETF flows, offset by continued hedge fund redemptions − Growth in Europe new business in both onshore and offshore markets

7 1Q17 vs 1Q16: • Servicing fees increased primarily due to strengthening equity markets and net new business, partially offset by the stronger U.S. dollar and hedge fund outflows • Management fees increased driven by the addition of the acquired GEAM business of ~$71M, strengthening equity markets, and higher revenue-yielding ETF flows • Trading services increased primarily driven by higher volumes in Foreign Exchange (FX) trading, partially offset by lower FX volatility • Processing fees and other increased primarily due to the pre-tax gain from the sale of the BFDS/IFDS UK joint venture interests of $30M and favorable FX swap costs (offset in NII) • Stronger U.S. dollar negatively impacted total fee revenue by ~$21M, which includes ~$14M on servicing fees and ~$5M on management fees Fee revenue growth is primarily driven by continued business momentum Fee Revenue ($M) 272 293 270 361 1,242 1,289 275 382 1,296 +12%, 4% due to GEAM 1Q17 2,268 182 133 4Q16 2,200 121 136 3Q16 2,213 2Q16 2,130 1Q16 2,033 115 134 1Q17 v 1Q16 % Change Ex FX Servicing Fees 4% 5% Management Fees 41% 43% Trading Services 1% 1% Securities Finance Revenue (1%) (1%) Processing Fees & Other 58% 59% Total Fee Revenue 12% 13% Operating-Basis (Non-GAAP)

8 1Q17 vs 1Q16: • NII reflects higher U.S. interest rate environment as well as disciplined liability pricing, partially offset by lower interest earning assets, lower yields on the foreign investment portfolio and more FX swaps qualifying for hedge accounting (offset in processing fees & other revenue). Discount accretion of $5M associated with the former conduit securities1 was included in operating-basis results starting in 1Q17 • NIM increased primarily driven by higher U.S. interest rates and disciplined liability pricing, partially offset by lower yields on the foreign investment portfolio and more FX swaps qualifying for hedge accounting • Average earning assets were flat as compared to 1Q16 NII and NIM benefitted from higher U.S. interest rates as well as disciplined liability pricing Average Earning Assets ($B) NII1 and NIM ($M, %) 547537546539 553 1.081.06 1.111.12 1.17 350 400 450 500 550 600 0.80 1.00 1.20 1.40 1.60 NII +3%, NIM +5bps 1Q17 4Q16 3Q16 2Q16 1Q16 NIM 1Q16 2Q16 3Q16 4Q16 1Q17 194 198 202 202 192 Refer to the Appendix included with this presentation for footnote 1. Operating-Basis (Non-GAAP)

State Street Beacon contributing to continued expense control

Operating-Basis (Non-GAAP)

Expenses

($M)



+6%, 3% due to GEAM
1,943
122
1,104
982
272
200
113
254
1,828
1,909
2,143
249
1,246
997
278
199
109
311
2,057
154
1,166
1,012
287
197
110
297
1Q16
2Q16
3Q16
4Q16
1Q17

	1Q16	2Q16	3Q16	4Q16	1Q17
Expenses Ex Notable Comp Items	1,821	1,828	1,909	1,894	**1,903**

	1Q17 v 1Q16 % Change	Ex FX
Compensation & Benefits	6%	7%
Info Systems & Communications	6%	6%
Transaction Processing	(2%)	(1%)
Occupancy	(3%)	(1%)
Other	17%	18%
Total Expenses	**6%**	**7%**

Notable Items and GEAM:

- 6% expense growth from 1Q16, one-half of which (3%, or ~$51M) due to GEAM expenses
- Compensation and employee benefits in 1Q17 and 1Q16 includes $154M and $122M, respectively, of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes. 4Q16 includes acceleration of compensation expense of $249M as previously disclosed

1Q17 vs 1Q16:

- Compensation and employee benefits *increased* primarily driven by an increase in seasonal deferred incentive compensation expense, the addition of the acquired GEAM business, annual merit increases and higher costs to support new business, partially offset by savings from State Street Beacon
- Information Systems & Communications *increased* primarily driven by investments to support new business
- Other *increased* primarily driven by the addition of the acquired GEAM sub-advisory fees, and higher regulatory fees and insurance expense

- Stronger U.S. dollar favorably impacted total expenses by ~$21M

STATE STREET

9

10 • Investing in the Workforce of the Future enabled by technology • Leveraging our global “follow the sun” processing model to deliver services more rapidly • Delivering solutions with enhanced transparency and oversight to drive connectivity • Investing in talent to drive increased agility, design thinking, and innovation • As originally planned, driving State Street Beacon across the enterprise to improve efficiency and effectiveness to enhance the client experience • Improving the speed, quality, and experience of our solutions • Shifting focus from processing to analytics and insight, deepening client partnership • Delivering tangible client benefits since 2016 such as delivering net asset values 20-30 minutes quicker each day to clients • Digitizing data and straight through processing (STP): − Example: 95%+ STP to process global trades for our North American clients − Utilizing partner platforms to increase STP and improve quality • Client-centric investments to improve the user experience and speed to market of our solutions e.g., SEC Modernization State Street Beacon is also driving enhanced client solutions, reduced operational risk and improved operations Risk Excellence Engaging the Enterprise • Automating controls: digitizing data and processes and improving quality • Implementing process monitoring technology: enabling exception-based intervention to identify and resolve issues sooner • 40%+ reduction in reconciliation defects, resulting in fewer errors since 2016 • Strengthening resiliency of the platforms: investing in data center, cloud, and infrastructure Client Impact

Continue to maintain high-quality balance sheet and strong capital ratios

1Q17[1] Investment Portfolio Highlights

as of March 31, 2017

Investment Portfolio

- **Size[2]:** $94.5B
- **Credit profile:** 92% rated AAA/AA
- **Fixed-rate / floating-rate mix:** 67% / 33%
- **Duration:** 2.3 years
- **Diversified mix** of Treasuries, Agency MBS, Munis, Asset-backed Securities, and other debt investments and equity securities
- **Rebalanced portion of portfolio** to take advantage of mortgage basis and to position for current rates. Realized securities losses of $40M ($32M after-tax) in 1Q17 primarily associated with the sale of $2.7B in Agency MBS and U.S. Treasuries

Interest-rate Risk Metrics

- **Unrealized after-tax available-for-sale MTM loss sensitivity** in a hypothetical up 100bps shock to quarter-end spot interest rates: approximately ($0.7)B

1Q17 Quarter-End Capital[4] Positions

%, as of March 31, 2017

	4Q16	1Q17
Basel III Ratios:		
Common equity tier 1 ratio[5] (lower of advanced and standardized approaches)	11.6	11.2
Tier 1 leverage ratio:		
State Street Corporation	6.5	6.8
Supplementary Leverage Ratios:		
State Street Corporation	5.9	6.1
State Street Bank and Trust Company	6.4	6.6
Estimated Pro Forma Fully Phased-in Basel III Ratios:		
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (lower of advanced and standardized approach)[6]	10.9	10.9
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[7]		
State Street Corporation	5.6	6.0
State Street Bank and Trust Company	6.1	6.5

Refer to the Appendix included with this presentation for footnotes 1 to 7.

STATE STREET.

11

12 Outlook for 2017 remains within our previously disclosed ranges, with modest improvements in fee revenue, NII and taxes Category 2017 Outlook / Objective (vs 2016 where applicable): Assumptions Full-year 2017 total fee revenue growth: • 4-6% • Under the market conditions as of January 2017 • Including the contributions of the acquired GEAM business • Including the impact of the strengthening U.S. dollar relative to major currencies during 4Q16 Fee operating leverage (excluding 4Q16 $249M acceleration of compensation expense): • 100-200bps • Expect variability across quarters, with continued focus on expense management partially offset by continued regulatory pressure, expenses associated with supporting new business wins, investments in strategic initiatives including State Street Beacon and including the contributions of the acquired GEAM operations Expense management: • State Street Beacon pre-tax net expense savings of at least $140M1 • State Street Beacon expense savings to partially offset expenses to support new business, continued business investments, and merit and depreciation increases • Expect restructuring charges as State Street Beacon continues to progress NII scenario: • $2.27B - $2.3B or up 4-6% • U.S. central bank rate hikes of 0.25% both in March and September 2017; correspondingly, expect market rates to trend higher from January 2017 levels; continued quantitative easing in major markets outside of the U.S. • NII will also depend on the size of our balance sheet, client deposit behavior, balance sheet management activity and the impact of FX swap costs Effective tax rate of: • 30-32% • Excludes the impact of any potential2 tax law changes (given present high level of uncertainty) Balance Sheet: • Reduce interest earning assets 0- 5% • Reduction in client deposits and wholesale CDs Operating-Basis (Non-GAAP) Refer to the Appendix included with this presentation for footnotes 1 and 2.

13 Appendix The Way Ahead 14 State Street Beacon 15 The Acquired Operations of GE Asset Management 16 1Q17 vs 4Q16 Variances for Fee Revenue, NII and Expenses 17 – 19 Slide Footnotes 20 – 21 Forward Looking Statements 22 Non-GAAP Measures 23 Definitions 24

14 The Way Ahead Long-term Shareholder Value Building on Our Strong Core Achieving a Digital Enterprise Investing in Opportunities for Growth Optimizing Capital Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders Talent, Culture, Innovation and Risk Excellence Operating-Basis1 Financial Goals Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15% 1 Long-term goals are presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. As a result, information needed to provide corresponding GAAP-basis long-term goals, which is primarily dependent on future events or conditions that may be uncertain, is difficult to predict and estimate. We are therefore unable to provide a reconciliation of our operating-basis long-term goals to a GAAP- basis presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP measures.

15 State Street Beacon on track to deliver financial benefits to be achieved through 2020 1 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. Operating- basis financial outlook is a non-GAAP presentation. Refer to the Appendix of this presentation for an explanation of our operating-basis (non- GAAP) presentation. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − Generated $175M in estimated annual pre-tax expense savings in 2016 − Expect at least $140M in additional annual pre-tax net expense savings in 2017 • Annual pre-tax expense savings are net of significant investments in State Street Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain an operating-basis pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions, all else being equal Expected Pre-Tax Restructuring Charges • Estimated aggregate pre-tax restructuring charges of ~$300M - $400M from 2016 through 2020 • Expect restructuring charges to be announced as State Street Beacon progresses, including charges of $142M for 2016

16 • Associated AUM2 of the acquired GEAM operations was $120B at March 31, 2017, up from the ~$110B announced at acquisition on July 1, 2016 • Excluding merger and integration charges, the transaction is accretive to operating-basis1 EPS for the three-quarter period ended March 31, 2017 • In the first full year ending June 30, 2017, fee revenue from the transaction is expected to exceed $270M3: – In 1Q17 the acquired business contributed estimated operating-basis1 fee revenue of ~$71M and estimated operating- basis expenses of ~$51M, excluding merger and integration charges and financing costs – For the three-quarter period ended March 31, 2017 the acquired business contributed estimated operating-basis1 fee revenue of ~$199M and estimated operating-basis expenses of ~$166M, excluding merger and integration charges and financing costs • Total projected acquisition and restructuring costs: ~$80M through integration period: – 2016: ~$53M – 2017: ~$25M FY projection (with $12M in 1Q17) The acquired GEAM operations have delivered accretive operating-basis1 earnings through the three-quarter period ended March 31, 2017 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 The associated AUM includes assets from acquired clients invested into various SSGA funds and new business from these clients since the acquisition date. 3 The fee revenue target does not include the impact of certain costs that are recorded as a reduction of revenue in our management fee revenue line. Costs not included in the fee revenue target include 12b-1 expenses, subadvisor fees and unitary fee expenses and are expected to total approximately $13M for the referenced twelve month period. In addition, assuming that the stronger U.S. dollar exchange rate relative to major currencies post April 2016 continues at, or becomes stronger than, current levels, the fee revenue attributable to the acquired GEAM operations during the 12 months ending June 30, 2017, is likely to trend toward the lower end of the previously announced $270M-$300M target range due to the international revenues generated by these operations.

17 Fee revenue driven by continued business momentum Fee Revenue ($M) 1Q17 vs 4Q16: • Servicing fees increased primarily driven by the benefit from strengthening equity markets • Management fees increased driven by strengthening equity markets, net new business and higher revenue- yielding ETF flows • Trading services decreased reflecting lower FX volatility, partially offset by higher volumes in FX trading • Processing fees and other increased primarily due to the pre-tax gain from the sale of the BFDS/IFDS UK joint venture interests of $30M and favorable FX swap costs (offset in NII) • U.S. dollar favorably impacted total fee revenue by ~$1M 272 293 270 361 1,242 1,289 182 275 382 1,296 2,268 1Q17 +3% 133 4Q16 2,200 121 136 3Q16 2,213 2Q16 2,130 1Q16 2,033 115 134 1Q17 v 4Q16 % Change Servicing Fees 1% Management Fees 6% Trading Services (6%) Securities Finance Revenue (2%) Processing Fees & Other 50% Total Fee Revenue 3% Operating-Basis (Non-GAAP)

18 NII and NIM benefitted from higher U.S. interest rates Average Earning Assets ($B) NII1 and NIM ($M, %) 547537546539 553 1.081.06 1.111.12 1.17 350 400 450 500 550 600 0.80 1.00 1.20 1.40 1.60 NII +1%, NIM +9bps 1Q17 4Q16 3Q16 2Q16 1Q16 NIM 1Q17 vs 4Q16: • NII reflects higher U.S. interest rate environment partially offset by a smaller, more efficient balance sheet and more FX swaps qualifying for hedge accounting (offset in processing fees & other revenue). Discount accretion of $5M associated with the former conduit securities1 was included in operating-basis results starting in 1Q17 • NIM increased primarily driven by higher U.S. interest rates and a smaller, more efficient balance sheet, partially offset by more FX swaps qualifying for hedge accounting • Average earning assets decreased primarily attributable to a reduction in client deposits and a decision to decrease wholesale CDs 1Q16 2Q16 3Q16 4Q16 1Q17 194 198 202 202 192 Refer to the Appendix included with this presentation for footnote 1. Operating-Basis (Non-GAAP)

State Street Beacon contributing to continued expense control

Operating-Basis (Non-GAAP)

Expenses

($M)



-4%
1,943
122
1,104
982
272
200
113
254
1,828
1,909
2,143
249
1,246
997
278
199
109
311
2,057
154
1,166
1,012
287
197
110
297
1Q16
2Q16
3Q16
4Q16
1Q17

	1Q16	2Q16	3Q16	4Q16	1Q17
Expenses Ex Notable Comp Items	1,821	1,828	1,909	1,894	**1,903**

	1Q17 v 4Q16 % Change
Compensation & Benefits	(6%)
Info Systems & Communications	3%
Transaction Processing	(1%)
Occupancy	1%
Other	(5%)
Total Expenses	**(4%)**

Notable Items:

- Compensation and employee benefits in 1Q17 and 1Q16 includes $154M and $122M, respectively, of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes. 4Q16 includes acceleration of compensation expense of $249M as previously disclosed. Excluding these items, expenses in 1Q17 increased ~0.5% from 4Q16

1Q17 vs 4Q16:

- Compensation and employee benefits *decreased* primarily due to previously disclosed acceleration of compensation expense of $249M in 4Q16 partially offset by the seasonal deferred incentive compensation expense in 1Q17
- Information Systems & Communications *increased* primarily driven by investments to support new business
- Other *decreased* primarily driven by lower professional services and securities processing losses, partially offset by higher regulatory fees and insurance expense

- U.S. dollar negatively impacted total expenses by ~$1M

STATE STREET.

19

20 Slide Footnotes 1 1Q17 operating-basis results include a pre-tax gain of ~$30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 operating-basis results include $5M of discount accretion. In 1Q16, operating-basis net interest income excluded $15M of discount accretion and such results have not been revised. 2 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. Footnotes to slide 4: 1 1Q17 operating-basis results include a pre-tax gain of ~$30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. 2 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 operating- basis results include $5M of discount accretion. In 1Q16 and 4Q16, operating-basis net interest income excluded $15M and $10M of discount accretion, respectively, and such results have not been revised. Footnotes to slide 2: 1 An additional after-tax $12M gain is expected to be recognized throughout the remainder of 2017 as a result of a lower effective tax rate. Footnote to slide 5: 1 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 operating- basis results include $5M of discount accretion. In 1Q16, 2Q16, 3Q16 and 4Q16, operating-basis net interest income excluded $15M, $15M, $42M and $10M of discount accretion, respectively, and such results have not been revised. Footnote to slide 8 & 18:

21 Slide Footnotes 1 Estimated year-over-year pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Based upon our initial review of potential U.S. tax reform legislation, we do not expect that there will be a significant impact in 2017. In addition, at this stage there are very substantial uncertainties as to how it would impact State Street and other financial services entities on either an absolute or relative basis. Footnotes to slide 12: 1 As of period-end where applicable. 2 Investment portfolio includes the amortized cost of transferred securities at the time they were transferred. 3 Assumptions for NII include no change in client behavior, please see discussion in State Street’s 2016 Annual Report on Form 10-K filed with the SEC. 4 Unless otherwise specified, all capital ratios referenced on slide 11 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to the addendum included with this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. March 31, 2017 capital ratios are presented as of quarter-end and are preliminary estimates. 5 4Q16 based on standardized approach and 1Q17 based on advanced approach. 6 Estimated pro forma fully phased-in ratios as of March 31, 2017 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 25, 2017 and April 26, 2017, respectively as applied to our businesses and operations as of December 31, 2016 and March 31, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 7 The estimated pro forma fully phased-in SLRs are as of December 31, 2016 and March 31, 2017, respectively (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule), are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 25, 2017 and April 26, 2017, respectively, and as applied to our businesses and operations as of December 31, 2016 and March 31, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements. Footnotes to slide 11:

22 This presentation may contain statements considered “forward-looking statements” within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, cost savings and transformation initiatives, client growth and new technologies, services and opportunities, as well as industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. These statements are subject to various risks and uncertainties, which change over time, are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management's expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate changes to the regulatory framework applicable to our operations, including implementation or modification of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; we may not successfully implement our plans to have a credible resolution plan by July 2017, or that plan may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to, challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non- objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs of the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant expected to be appointed under a potential settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this news release is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. Forward-looking statements

23 Non-GAAP measures In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period, as well as information (such as capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards) that management also uses in evaluating State Street’s business and activities. Our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management believes that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax- equivalent adjustments allow for more meaningful comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. Beginning with the first quarter of 2017, we are simplifying our operating-basis presentation of our financial results and will no longer exclude, as part of the non- ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first quarter of 2017, those effects were a $30 million pre-tax gain on the sale of our transfer agency joint venture interests and $5 million of discount accretion, for a total increase in revenue of $35 million relative to our historical operating-basis presentation. We believe that that these changes to our operating-basis presentation simplify the overall presentation of our financial results, making them easier to understand, while, overall, continuing to facilitate a useful and helpful additional understanding of our financial results. We also believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, management may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. We provide forward-looking financial estimates and expectations on an operating basis (non-GAAP) because information needed to provide corresponding GAAP- basis information is primarily dependent on future events or conditions that may be uncertain and are difficult to predict or estimate. Management is therefore, in general, is unable to provide a reconciliation of our operating-basis forward-looking financial estimates and expectations to a GAAP-basis presentation. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.

24 Available-for-sale (AFS) Available for sale security that is purchased with the intent of holding before it reaches maturity AUCA Assets under custody and administration AUM Assets under management Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding Fee Operating Leverage Rate of growth of total fee revenue less the rate of growth of expenses GE Asset Management (GEAM) The acquired GE Asset Management operations Foreign Exchange (FX) Foreign exchange Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities; Net interest income was previously disclosed as net interest revenue Net interest margin (NIM) Net interest income divided by average interest-earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses Outsourced Chief Investment Officer (OCIO) Outsourced CIO - third party provider manages the investment portfolio Pre-tax operating margin Income before income tax expense divided by total revenue Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Definitions